Exhibit 99.1

KINGSWAY REPORTS SECOND QUARTER 2022 RESULTS AND ANNOUNCES

SALE OF PWSC FOR $51.2 MILLION,

ENTRANCE INTO AN OPTION AGREEMENT TO REPURCHASE A PORTION OF ITS DEBT

Itasca, Illinois (August 4, 2022) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the three and six months ended June 30, 2022; the sale of PWSC for $51.2 million; entrance into an Option Agreement to repurchase a portion of its debt.

Second Quarter Operating Results

Financial highlights for the three and six months ended June 30, 2022 and 2021 include:

●

Cash provided by operating activities improved by $17.7 million to $6.2 million for the six months ended June 30, 2022, from cash used in operating activities of ($11.5) million in the same period a year ago;

●

Net loss was ($2.4) million for the three months ended June 30, 2022, compared to net loss of ($0.3) million for the 2021 period; for the six months ended June 30, 2022, net loss was ($4.9) million, compared to net income of $0.6 million for the 2021 period;

●

Non-GAAP adjusted income was $2.1 million for the three months ended June 30, 2022, compared to non-GAAP adjusted income of $1.0 million for the 2021 period; for the six months ended June 30, 2022, non-GAAP adjusted income was $3.6 million, compared to $2.8 million for the 2021 period;

●

Extended Warranty segment and Kingsway Search Xcelerator (“KSX”) segment operating income was a total of $3.8 million for the three months ended June 30, 2022, compared to a total of $2.6 million for the three months ended June 30, 2021; for the six months ended June 30, 2022, total Extended Warranty segment and KSX segment operating income was $6.4 million, compared to $7.9 million for the 2021 period;

●

Non-GAAP adjusted EBITDA for the  Extended Warranty segment and KSX segment was a total of $4.1 million for the three months ended June 30, 2022, compared to a total of $2.7 million for the three months ended June 30, 2021; for the six months ended June 30, 2022, total Extended Warranty segment and KSX segment non-GAAP adjusted EBITDA was a total of $6.8 million, compared to $5.9 million for the 2021 period; and

●

The Company has paid down $3.6 million of the debt related to borrowings secured by certain warranty companies since December 31, 2021. For the six months ended June 30, 2022, the Company paid down $0.4 million (net) in debt related to its acquisition of Ravix.

“The company posted another strong operating quarter with non-GAAP adjusted income significantly exceeding the prior year quarter.  We are pleased with the performance of the Extended Warranty segment, and our performance at Ravix continues to exceed our initial expectations,” said John T. Fitzgerald, President and Chief Executive Officer of Kingsway Financial Services.

Reconciliations of GAAP to non-GAAP metrics are presented in the attached schedules.  The Company today also filed its second quarter 2022 Quarterly Report on Form 10-Q.

Sale of PWSC

The Company today announced the sale of Professional Warranty Service Corporation (“PWSC”), to PCF Insurance Services of the West, LLC (“PCF Insurance Services”), for $51.2 million in base purchase price, subject to customary adjustments for net working capital and transaction expenses.  The sale was effective on July 29, 2022.  Kingsway received $37.2 million in net cash proceeds in connection with the sale. Additionally, Kingsway is entitled to earn additional consideration based upon a one year earnout as part of the sale.

“While we are sad to be parting ways with Tyler Gordy and the entire PWSC team, we are excited by the opportunities this presents for Kingsway and its shareholders.  This was the first business acquisition we made after I joined Kingsway.  It is a validation of our strategy of backing talented young managers in acquisitions of great businesses and one we hope to continue to replicate within our Search Xcelerator segment.  The sale also freed up capital to improve our balance sheet and make new investments in our Search Xcelerator segment.” said John T. Fitzgerald, President and Chief Executive Officer of Kingsway.  “The sale of PWSC, combined with distributions received from PWSC over the years, represents an approximate 10x return on our initial investment of $5 million over roughly 4.5 years,” continued Mr. Fitzgerald.  “We believe we found a great partner for PWSC in PCF Insurance Services, and we wish both teams all the best in years to come.”

Option Agreement to Repurchase a Portion of Debt

The Company today also announced that on August 2, 2022, it entered into an agreement with a holder of four of its trust preferred debt instruments (“TruPs”), representing approximately 64% of the total outstanding principal and accrued interest of its TruPs, that gives the Company the option to repurchase up to 100% of the holder’s principal and deferred interest for 63% of the outstanding principal and deferred interest thereunder. Refer to Note 11, Debt, of our second quarter 2022 Quarterly Report on Form 10-Q, which was filed today, for further details.

“The option to repurchase a meaningful portion of our outstanding TruPs at such a significant discount is very accretive for Kingsway and its shareholders” said Mr. Fitzgerald.  “We intend to fund the repurchases with a portion of the PWSC sale proceeds, as well as potential proceeds from the continued sales of our non-strategic commercial real estate investments.”

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, business services, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provide useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release and/or Shareholder Letter may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including as a result of the COVID 19 pandemic. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2021 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com.

Kingsway Financial Services Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Income (Loss)

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	6/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
GAAP Net (Loss) Income	$(3,652)	$(2,365)	$(2,504)	$1,443	$(226)

Non-GAAP Adjustments:
Realized (Gains) Losses (1)	(399)	(36)	(26)	(240)	(97)
Change in fair value (2)	4,347	2,395	2,060	652	(760)
Other items (3)	2,857	593	490	992	782
Amortization expense	6,896	1,494	1,494	1,476	2,432
Total Non-GAAP Adjustments	13,701	4,446	4,018	2,880	2,357

Non-GAAP Adjusted Income	$10,049	$2,081	$1,514	$4,323	$2,131

Includes reduction due to IWS change in estimate (4)	$944	$-	$944	$-	$-
Includes reduction due to PWI final purchase accounting (4)	$1,857	$-	$-	$-	$1,857

	Twelve Months Ended	For the Three Months Ended
	6/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
GAAP Net (Loss) Income	$(2,959)	$(256)	$899	$(2,478)	$(1,124)

Non-GAAP Adjustments:
Realized (Gain) Loss (1)	830	(71)	-	800	101
Change in fair value (2)	(877)	51	1,372	(1,426)	(874)
Other items (3)	7,126	736	1,558	3,944	888
PPP forgiveness (5)	(2,877)	-	(2,494)	(383)	-
Amortization expense	2,137	496	497	572	572
Total Non-GAAP Adjustments	6,339	1,212	933	3,507	687

Non-GAAP Adjusted Income (Loss)	$3,380	$956	$1,832	$1,029	$(437)

(1)	Includes realized gains and losses on the Company’s non-core investments and loss on the extinguishment of debt.
(2)

Includes unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).

(3)

Other items includes:  legal expenses associated with the Company's defense against significant litigation matters; acquisition-related expenses; charges relating to severance and consulting agreements pertaining to former key employees; non-cash expense arising from the grant and modification of stock-based awards to employees; expense relating to the settlement of all remaining Amigo claims; extraordinary audit and audit-related expenses incurred as a result of the delayed filing of the 2018 and 2019 Kingsway audited financial statements and related quarterly filings; and net expense incurred as a result of legal settlement reached with DGI in Q1 2021.

(4)

The three months ended 3/31/2022, include a non-cash net charge of $0.9 million relating to change in estimate in accounting for IWS deferred revenue and deferred contract costs associated with vehicle service contract administration fees.  The three months ended 9/30/2021 includes a $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting.

(5)	Given the non-recurring nature of the PPP forgiveness benefit, the Company has concluded this should be excluded from non-GAAP adjusted net income (loss).

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	6/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
GAAP Operating Income for Extended Warranty segment	$9,385	$2,936	$1,723	$3,326	$1,400

Non-GAAP Adjustments:
Investment income (1)	290	96	76	52	66
Gain (loss) on sale of core investments (2)	(19)	(16)	(4)	19	(18)
Depreciation	311	87	74	95	55
Total Non-GAAP Adjustments	582	167	146	166	103

Non-GAAP adjusted EBITDA for Extended Warranty segment	$9,967	$3,103	$1,869	$3,492	$1,503

Includes reduction due to IWS change in estimate (3)	$944	$-	$944	$-	$-
Includes reduction due to PWI final purchase accounting (3)	$1,857	$-	$-	$-	$1,857

	Twelve Months Ended	For the Three Months Ended
	6/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
GAAP Operating Income for Extended Warranty segment	$12,379	$2,600	$5,310	$3,264	$1,205

Non-GAAP Adjustments:
Investment income (1)	236	42	43	51	100
Gain (loss) on sale of core investments (2)	39	1	12	(3)	29
PPP forgiveness (4)	(2,566)	-	(2,183)	(383)	-
Depreciation	235	53	12	112	58
Total Non-GAAP Adjustments	(2,056)	96	(2,116)	(223)	187

Non-GAAP adjusted EBITDA for Extended Warranty segment	$10,323	$2,696	$3,194	$3,041	$1,392
PWI operating income (5)	2,010	-	-	914	1,096
PWI depreciation (5)	43	-	-	30	13
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$12,376	$2,696	$3,194	$3,985	$2,501

(1)     Investment income arising as part of Extended Warranty segment’s minimum holding requirements

(2)     Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements

(3)    The three months ended 3/31/2022 include a non-cash net charge of $0.9 million relating to change in estimate in accounting for IWS deferred revenue and deferred contract costs associated with vehicle service contract administration fees.  The three months ended 9/30/2021 includes a $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting.

(4)    Given the non-recurring nature of the PPP forgiveness benefit, the Company has concluded this should be excluded from non-GAAP adjusted EBITDA and pro forma non-GAAP EBITDA.

(5)    Includes amounts related to PWI prior to acquisition (July 2020 through November 2020).

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
GAAP Operating Income for KSX segment	6/30/2022	6/30/2022	3/31/2022
	$1,699	$893	$806

Non-GAAP Adjustments:
Employee costs (1)	110	55	55
Total Non-GAAP Adjustments	110	55	55

Non-GAAP adjusted EBITDA for KSX segment	$1,809	$948	$861

(1)  Costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).